                        LITCHFIELD FINANCIAL CORPORATION

                                       AND

                              THE BANK OF NEW YORK,
                                     TRUSTEE

                            -------------------------

                             SUPPLEMENTAL INDENTURE

                          Dated as of October 16, 1998

                          8.25% Series A Notes due 2003

               Supplemental to Indenture dated as of July 15, 1998

     SUPPLEMENTAL INDENTURE, dated as of October 16, 1998 (the "Supplemental Indenture"), to the Indenture, dated as of July 15, 1998 (the "Indenture"), between Litchfield Financial Corporation, a corporation duly organized under the laws of the Commonwealth of Massachusetts (the "Company"), having its principal office at 430 Main Street, Williamstown, Massachusetts 01267, and The Bank of New York, a New York banking corporation (the "Trustee"), having a corporate trust office at 101 Barclay Street, New York, NY 10286.

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of one or more series of its notes (the "Notes") to be issued in one or more series as in the Indenture provided;

     WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Notes designated as its 8.25% Series A Notes due 2003 in the aggregate principal amount of up to $10,000,000 (not including an option by the Underwriter to purchase an additional $1,500,000 in aggregate principal amount of Series A Notes to cover over-allotments, if any), substantially in the form attached hereto as Exhibit "A" (the "Series A Notes"), on the terms set forth herein;

     WHEREAS, SECTION 13.1 of the Indenture provides that a supplemental Indenture may be entered into by the Company and the Trustee without the consent of any holder of any Notes for such purpose provided certain conditions are met;

     WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

     NOW THEREFORE:

     In consideration of the premises and the purchase and acceptance of the Series A Notes by the holders thereof the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Series A Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

     1. ESTABLISHMENT OF SERIES A NOTES UNDER THE INDENTURE. The Company hereby establishes the Series A Notes in the form of Exhibit A hereto in an aggregate principal amount of $10,000,000 (not including an option by the Underwriter to purchase an additional $1,500,000 in aggregate principal amount of Series A Notes to cover over-allotments, if any) and on the terms set forth therein as a series of Notes under the Indenture pursuant to this Supplemental Indenture.

     2. OPTIONAL REDEMPTION BY THE COMPANY. In accordance with SECTION 5.1 of the Indenture, the Series A Notes will be subject to optional redemption by the Company as provided in the form of Series A Note attached as Exhibit A hereto.

     3. REDEMPTION AT OPTION OF HOLDER. In the event that a holder or his or her duly authorized representative notifies the Trustee of such person's desire to redeem all or any portion of a Series A Note pursuant to SECTION 6.1(a) or (b) of the Indenture, the Trustee shall furnish such holder with the form set forth in Exhibit A to the Indenture (for redemptions pursuant to SECTION 6.1(a) of the Indenture) or Exhibit B to the Indenture (for redemptions pursuant to SECTION 6.1(b) of the Indenture).

     4. TRUSTEE DISCLAIMER. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Series A Notes, and assumes no responsibility for the recitals contained herein or therein which shall be taken as the statements of the Company.

     5. GOVERNING LAW. This Supplemental Indenture and the Series A Notes shall be governed by the laws of the State of New York as to all matters affecting the duties, liabilities, privileges, rights and obligations of the Noteholders, the Company, the Trustee and any agents of the foregoing, include but not limited to, matters of validity, construction, effect and performance.

     IN WITNESS WHEREOF, LITCHFIELD FINANCIAL CORPORATION has caused its name to be hereunto affixed, and this Supplemental Indenture to be signed by its Chairman of the Board, President or any Vice President, and its corporate seal to be affixed hereto, and the same to be attested by its Clerk; and THE BANK OF NEW YORK, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed and this instrument to be signed by one of its authorized signatories, as of the day and year first above written.

                                  LITCHFIELD FINANCIAL CORPORATION

Attest:

/s/ John J. Malloy                By:  /s/ Richard A. Stratton
----------------------------          ----------------------------------------
Attesting Officer                 Name: Richard A. Stratton
                                  Title: President and Chief Executive Officer

[Corporate Seal]

                                  THE BANK OF NEW YORK

                                  By: /s/ Michael Culhane
                                      ----------------------------------------
                                  Name: Michael Culhane
                                  Title: Vice President

[Corporate Seal]

                                  THE BANK OF NEW YORK

                                  By:
                                      ----------------------------------------
                                  Name: Michael Culhane
                                  Title: Vice President




                                         Exhibit A to Supplemental Indenture


                             [FORM OF FACE OF NOTES]

No.                     Litchfield Financial Corporation            $

Cusip: 536619 AE 9

                    8.25% SERIES A NOTE DUE NOVEMBER 1, 2003

     Litchfield Financial Corporation, a corporation organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to[ ], or registered assigns, the sum of [ ] Dollars on or before November 1, 2003, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest (calculated on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof in like coin or currency from the Interest Payment Date to which interest hereon has been paid immediately preceding the date hereof (unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date hereof) or, if no interest has been paid on this Note since the Original Issue Date hereof, as defined in the Indenture referred to on the reverse side hereof, from such Original Issue Date, at the rate of 8.25% per annum, payable monthly, on the first day of each month, commencing December 1, 1998, until the principal hereof shall have been paid or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the fifteenth day of the month immediately preceding such Interest Payment Date (whether or not such fifteenth day shall be a regular business day), unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice to the registered holders of Notes given by mail to said holders as their names and addresses appear in the Note Register (as defined in the Indenture referred to on the reverse side hereof) not less than 10 days preceding such Special Record Date. The principal hereof and the interest hereon shall be payable at the main office of The Bank of New York, Trustee under the Indenture referred to on the reverse side hereof, in New York, New York; provided, however, that the interest on this Note may be payable, at the option of the Company, by check mailed to the person entitled thereto as such person's address shall appear on the Note Register (including the records of any Note Co- Registrar).

     Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be entitled to any benefit under the Indenture referred to on the reverse side hereof, or be or become valid or obligatory for any purpose, until the authentication certificate endorsed hereon shall have been signed by The Bank of New York, Trustee under such Indenture, or a successor trustee thereto under such Indenture.

     IN WITNESS WHEREOF, LITCHFIELD FINANCIAL CORPORATION has caused this Note to be signed in its name by its President and Chief Executive Officer or its Executive Vice President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be affixed or printed or engraved hereon, or a facsimile thereof, and attested by its Clerk or one of its Assistant Clerks by his signature or a facsimile thereof.

                                            LITCHFIELD FINANCIAL CORPORATION

                                            By:
                                               --------------------------------

                                            Title:
                                                  -----------------------------
[CORPORATE SEAL]


Attest:



-------------------------
Attesting Officer


                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

     This Note is one of the Notes described or provided for in the Indenture referred to on the reverse side hereof.

                                The Bank of New York
                                     as Trustee

Dated:
      ----------------

                                By:
                                   ---------------------------------------
                                   Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                        Litchfield Financial Corporation

                    8.25% SERIES A NOTE DUE NOVEMBER 1, 2003

     This Note is one of a duly authorized issue of Notes of the Company designated as its 8.25% Series A Notes due November 1, 2003 (herein called the "Notes"), limited in aggregate principal amount of up to $___________________ (except for Notes authenticated and delivered upon transfer of, or in exchange for or in lieu of other Notes), all issued and to be issued only in fully registered form without coupons under an Indenture dated as of July 15, 1998 and Supplemental Indenture dated as of ____________________ (such Indenture and Supplemental Indenture, together with any indenture supplemental thereto, called the "Indenture"), each duly executed and delivered by Litchfield Financial Corporation to The Bank of New York, New York, New York, Trustee (the Trustee, together with its successors being herein called the "Trustee"), to which Indenture (which is hereby made a part hereof and to all of which the holder by acceptance hereof assents) reference is hereby made for a description of the respective rights of and restrictions upon the Company and the holders of the Notes, and the rights, limitations of rights, duties and immunities of the Trustee in respect thereof.

     The Notes are redeemable at the option of the Company as a whole at any time, or in part from time to time, prior to maturity, commencing November 1, 2000, on not less than 30 nor more than 60 days' notice given as provided in the Indenture, upon payment of the then applicable redemption price (expressed in percentages of the principal amount) set forth below under the heading "General Redemption Prices," together in each case with accrued and unpaid interest to the date fixed for redemption, all subject to the conditions more fully set forth in the Indenture. The General Redemption Prices (expressed in percentages of the principal amount) applicable during the 12-month period beginning November 1 in the years indicated below are as follows:

                            General Redemption Prices

If redeemed during the 12 month period beginning November 1,

                      2000 .........................103.0%

                      2001 .........................101.5%

                      2002 and thereafter ..........100.0%

     Unless the Notes have been declared due and payable prior to their maturity by reason of an Event of Default and such Event of Default has not been waived and such declaration has not been rescinded or annulled, a holder has the right under SECTION 6.1 of the Indenture to present Notes for payment prior to their maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder may specify), subject to the following limitations: (a) the Company will have no obligation to redeem any Notes prior to December 1, 1999, except on the death of a holder as described below, and (b) the Company will have no obligation to redeem Notes (on the death of a holder or otherwise) in excess of the following annual maximum amounts (collectively, the "Annual Amount Limitations") of (i) $25,000 per holder and (ii) an aggregate amount for all Notes issued under the Indenture submitted for redemption equal to five percent (5%) of the aggregate original principal amount of the Notes issued under the Indenture (the "Five Percent Limitation"). Notes submitted for redemption, except for Notes submitted for redemption following the death of a holder, must be submitted by September 1 of any year, commencing on September 1, 1999, for redemption on the following December 1. If the $25,000 per holder limitation has been reached and the Five Percent Limitation has not been reached, and if Notes have been properly presented for payment each in an aggregate principal amount exceeding $25,000, the Company will redeem such Notes in order of their receipt (except Notes presented for payment in the event of death of a holder, which will be given priority in order of their receipt), up to the aggregate limitation of five percent (5%) of the aggregate principal amount of the Notes issued under this Indenture, notwithstanding the $25,000 limitation.

     Subject to the Annual Amount Limitations (and unless the Notes have been declared due and payable prior to their maturity by reason of an Event of Default and such Event of Default has not been waived and such declaration has not been rescinded or annulled), Notes submitted for redemption upon the death of any holder (or any portion of the principal amount of such Notes which is $1,000 or an integral multiple thereof, as the holder may specify), will be redeemed within sixty (60) days following receipt by the Trustee of a written request therefor from such holder's personal representative, or surviving joint tenant(s), tenant by the entirety or tenant(s) in common.

     The price to be paid by the Company for all Notes presented to it for redemption pursuant to these provisions is 100% of the principal amount thereof to be redeemed, plus accrued but unpaid interest on such principal amount to the date of payment.

     In the case of Notes registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the $25,000 per holder limitation applies to each beneficial owner of Notes held by any Qualified Institution as if such beneficial owner were a separate holder. A Note held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder, and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest of a Note, will be deemed the death of the holder, regardless of the registered holder. For purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, such beneficial interest shall be deemed to exist if the holder certifies street name or nominee ownership, ownership by a custodian for the benefit of a minor under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh plans maintained solely by or for the holder or decedent, or by or for the holder or decedent and his or her spouse) and trusts and certain other arrangements whereby a person has substantially all of the beneficial ownership interests in the Note during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Note and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

     Notes may be presented for redemption by delivering to the Trustee at its main office as defined in the Indenture: (a) a written request for redemption, in the form attached to the Indenture and provided by the Trustee upon written request, signed by the registered holder or his or her duly authorized representative, (b) the Note to be redeemed, (c) in the case of a surviving tenant or personal representative of a deceased holder or beneficial owner, appropriate evidence of death and such other additional documents as the Trustee shall require, including, but not limited to, inheritance or estate tax waivers and evidence of authority of the personal representative and (d) certification that the aggregate requests for prepayment tendered on behalf of a registered holder or beneficial owner do not exceed (or a description of the amount by which such aggregate requests exceed) the $25,000 per holder limitation for the applicable annual redemption period. In addition, any request for prepayment must be delivered to the Trustee by hand or registered mail, return receipt requested.

     Any Notes tendered or any request for prepayment may be withdrawn by written request received by the Trustee three (3) business days prior to the issuance of a check in payment thereof.

     Notes presented for redemption as set forth above will be redeemed in order of their receipt by the Trustee, except that Notes presented for payment in the event of death of a holder will be given priority in order of their receipt over other Notes. Notes not redeemed in any such period because they have not been presented prior to September 1 of that period or because of the Annual Amount Limitations will be held in order of their receipt for redemption during the following twelve (12) month period(s) until redeemed, unless sooner withdrawn by the holder. Holders of Notes presented for redemption shall be entitled to and shall receive scheduled monthly payments of interest thereon on scheduled Interest Payment Dates until their Notes are redeemed.

     In the case of any Notes which are presented for redemption in part only, upon such redemption the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Notes so presented. The Company may redeem, in acceptance of tenders made pursuant hereto, Notes in excess of the principal amount that the Company is obligated to redeem, and may purchase Notes in the open market. However, the Company may not use any Notes purchased in the open market as a credit against its redemption obligations hereunder.

     In the event that there shall occur a Fundamental Structural Change or a Significant Subsidiary Disposition (as defined in the Indenture), the holder of this Note shall have the right, subject to certain conditions stated in the Indenture, to present it for payment prior to maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder shall specify). The $25,000 per holder limitation and the Five Percent Limitation shall not apply to any such redemption.

     To the extent permitted by, and as provided in, the Indenture, the Company may, by entering into an indenture or indentures supplemental to the Indenture, modify, alter, add to or eliminate in any manner any provisions of the Indenture, or the rights of the holders or the rights and obligations of the Company, upon the consent, as in the Indenture provided, of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the Notes then outstanding.

Notwithstanding the foregoing, no supplemental indenture shall, without the consent of the holder of each outstanding Note affected thereby, change the Stated Maturity of the principal of, or any installment of interest on any Note, or reduce the principal amount thereof or the rate of interest thereon, reduce the percentage of the aggregate principal amount of outstanding Notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture, or modify any of the provisions of the Indenture relating to the foregoing, all except as provided in the Indenture.

     If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and all interest accrued on all the Notes at any such time outstanding under the Indenture may be declared, and upon such declaration shall become, immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that such declaration and its consequence may be waived by the holders of a majority in principal amount of the Notes then outstanding.

     The Notes are issuable as registered Notes without coupons in denominations of integral multiples of $1,000. Subject to the provisions of the Indenture, the transfer of this Note is registrable by the registered holder hereof, in person or by his attorney duly authorized in writing, at the office or agency of the Company in New York, New York or at any other office or agency the Company maintains for that purpose on books of the Company to be kept for that purpose at said office, upon surrender and cancellation of this Note duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, and thereupon a new fully registered Note of the same series, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Note, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Notes of the same series of other authorized denominations but of the same aggregate principal amount; all as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in relation thereto.

     Prior to due presentment for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered at any given time upon the Note Register as the absolute owner of this Note for the purpose of receiving any payment of, or on account of, the principal and interest on this Note and for all other purposes whether or not this Note be overdue; and neither the Company nor the Trustee, nor any agent of the Company or the Trustee shall be bound by any notice to the contrary.

     No recourse under any obligation, covenant or agreement contained in the Indenture or in any Note, or because of the creation of the indebtedness represented hereby, shall be had against any incorporator, any past, present or future stockholder, or any officer or director of the Company or any successor corporation, as such under any rule of law, statute or constitution.

     In any case where the date fixed for the payment of principal or interest on any of the Notes or the date fixed for redemption thereof shall not be a business day, then payment of such principal or interest need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date fixed for such payment or redemption, and no interest shall accrue for the period from or after such date.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                             [END OF FORM OF NOTES]

================================================================================

                                 ASSIGNMENT FORM

         VIA HAND DELIVERY OR REGISTERED MAIL, RETURN RECEIPT REQUESTED
         --------------------------------------------------------------
                              The Bank of New York
                               101 Barclay Street
                               New York, NY 10286

                  To assign this Note, fill in the form below:


                    I or we assign and transfer this Note to



                 (Insert assignee's Soc. Sec. or tax I.D. No.)

                            ------------------------

                            ------------------------

                            ------------------------

                            ------------------------


(Print or type assignee's name, address and zip code) and irrevocably appoint ________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
--------------------------------------------------------------------------------

Date                             Your signature:
    -------------------------                   -------------------------------

                                       ----------------------------------------

Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature program, I.E., Securities Transfer Agents Medallion Program ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP"). Sign exactly as your name appears on the Note. If the Assignment Form is executed by a person other than a registered holder, enclose appropriate evidence of your authority to effect the assignment.

--------------------------------------------------------------------------------
TO REDEEM A NOTE PURSUANT TO SECTION 6.1 OF THE INDENTURE, REQUEST A REDEMPTION FORM AND PROVIDE YOUR NAME AND MAILING ADDRESS, VIA HAND DELIVERY OR REGISTERED MAIL, RETURN RECEIPT REQUESTED TO:

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                               NEW YORK, NY 10286

================================================================================